UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26, 2007

EDUCATION MANAGEMENT LLC

(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Education Management Corporation (the “Parent”) adopted a Long Term Incentive Compensation Plan (the “Plan”) dated February 26, 2007. The Parent is the sole member of Education Management Holdings LLC, which is the sole member of Education Management LLC (the “Registrant”). Employees of the Registrant and its subsidiaries are eligible to receive unit awards under the Plan. Pursuant to the terms of the Plan, a bonus pool is created after the occurrence of a “Realization Event” based on returns to the Parent’s shareholders in excess of their initial investment. Payments by the Parent to the Plan will be in cash or, at the election of the Parent’s board of directors following an initial public offering, shares of common stock of the Parent. A “Realization Event” is the first day after (a) certain funds affiliated with Providence Equity Partners and Goldman Sachs Capital Partners (together, the “Sponsors”) cease to own in the aggregate at least 30% of the outstanding voting securities of the Parent, measured by voting power, and (b) the Sponsors have, in the aggregate, disposed of at least 70% of their shares and have received cash or marketable securities for such shares. A copy of the Plan is attached as Exhibit 10.01.

Item 9.01	Financial Statements and Exhibits

a)	Not Applicable

b)	Not Applicable

c)	Exhibits. The following exhibit is included with this report:

Exhibit No.	Description
10.01	Education Management Corporation Long Term Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2007	EDUCATION MANAGEMENT CORPORATION

	By:	/s/ Edward H. West
Edward H. West
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Education Management Corporation Long Term Incentive Compensation Plan.